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                                                                    EXHIBIT 10.4



                               FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


     This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AMENDMENT") is entered into as of February 12, 2002, by and between LAV, LLC, a Delaware limited liability company ("PURCHASER"), and BPP/ARROWHEAD, L.P., a Delaware limited partnership ("SELLER"), with reference to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of November 26, 2001, between Seller and Purchaser (the "PURCHASE AGREEMENT").


                                    RECITALS:
                                    --------


     A. Under the Purchase Agreement, Seller agreed to sell, and Purchaser agreed to purchase from Seller, certain property commonly known as the Village at Lake Arrowhead, located in the County of San Bernardino, California.

     B. Seller and Purchaser desire to execute this Amendment in order to modify certain of the terms of the Purchase Agreement.

     C. Each initially capitalized term used herein shall have the meaning ascribed to such term as set forth in the Purchase Agreement, unless otherwise defined herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser hereby agree that the Purchase Agreement is amended as follows:

     1. The date of the Maintenance Lease referred to in Section 1(h)(i) and in Exhibit A-1 is changed to January 31, 2002.

     2. Seller and Purchaser agree that the conditions precedent set forth in Sections 7(a)(ix), 7(a)(x), 7(b)(x) and 7(b)(xi) have been satisfied. At Closing, Seller shall provide Purchaser with a cash credit against the Purchase Price in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) for repair of the seawall and the parking structure and any and all defects or deferred maintenance in connection with the Property, including without limitation the items on EXHIBIT H of the Purchase and Sale Agreement. Such credit shall be in addition to the credit referred to in Section 11(a)(ii). Purchaser acknowledges that the $1,500,000 credit represents full satisfaction of Seller's obligations with respect to all repair items at the Property.


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     3. The following sentence is added to the end of Section 8(a):

        "Notwithstanding the above, Seller shall provide Purchaser with a credit at Closing for any unpaid tenant improvement allowances, commissions, architectural fees and landlord capital improvements required to be made by landlord under that certain Lease Agreement, dated January 9, 2002, by and between Seller and CF Real Estate Loans, Inc. (d/b/a Re/Max Lake Arrowhead), with such aggregate amount to be agreed upon prior to Closing by Seller and Purchaser each in its reasonable discretion; provided, however, that such amount shall not exceed the sum of $275,000 plus the applicable commissions.

     4. Section 8(e) is deleted in its entirety.

     5. In Section 11(a)(ii), the phrase "not described on Exhibit H attached hereto" is deleted. In addition, the following sentence is added to the end of
Section 11(a)(ii):

        "Notwithstanding the above, Purchaser shall reimburse Seller at Closing in the following amounts (to the extent that such amounts have been paid by Seller): (1) $12,548.50 plus $4,462.48 for Fireman's Fund Commercial Insurance with Business Coverage Endorsement, (2) $2,500 for Floating Property Insurance, (3) $8,900 for Umbrella Insurance Coverage, (4) $62,375 for Difference in Conditions Insurance, and (5) $1,539 for Contractors' Equipment Insurance."

     6. Section 11(e) is deleted in its entirety.

     7. Section 12 is amended and restated in its entirety as follows:

        "The purchase and sale contemplated herein shall close (the "CLOSING") as soon as possible following approval of the transaction contemplated herein by Seller's Board of Directors (the "CLOSING DATE"). Purchaser and Seller anticipate that the transaction will be considered at the Board's next meeting on February 14, 2002. As used herein, the term "Closing" means the date and time that Seller's Grant Deed is recorded in the Official Records."

     8. Section 18 is amended and restated to include the following clause (c):


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        "(c) Purchaser acknowledges that the principals in Purchaser, Scott
        Verges and Dan Platt, are senior executives of Seller and are thoroughly familiar with the Property, including the condition of the seawall and the parking structure and the extent of repairs required to be made to the seawall and the parking structure. Purchaser has had full and ample opportunity to investigate all aspects of the condition of the Property, including the seismic risk, to make all inspections and investigations of the Property that it deems necessary, including the testing and pulling of the post-tension cables supporting the parking structure, to consult with several structural engineers and other experts as to the extent of repairs required to be made and cost estimates for such repairs, and to underwrite the cost of such repairs. Purchaser acknowledges that it has received and reviewed the following documents:
        (1) Property Condition Assessment, dated February 11, 1998, prepared by Property Condition Assessments, LLC, (2) Property Condition Survey Report, dated October 10, 2000, prepared by Marx/Okubo Associates, Ltd.,
        (3) Request for Bid, Construction of Soil Vapor Extraction System, dated February 19, 1999, prepared by PES Environmental, Inc., (4) Report of Fuel Conveyance Pipelines and Abandonment and Request for No Further Action, dated July 20, 1999, prepared by PES Environmental, Inc., (5) Phase I Environmental Site Assessment, dated March 10, 1998, prepared by PES Environmental, Inc., (6) Preliminary Seismic Evaluation Report, dated January 16, 2002, prepared by Cash & Associates, (7) Structural Evaluation, Lake Arrowhead Village Parking Structure, dated January 21, 2002, prepared by Seneca Structural Engineering, (8) Geotechnical Investigation, Lake Arrowhead Seawall, dated November 5, 2001, prepared by TerraCosta Consulting Group, (9) Bulkhead Improvement Project, dated December 10, 2001, prepared by Cash & Associates, (10) Structural Third Party Review, Lake Arrowhead Parking Structure, dated February 1, 2002, prepared by Nabih Youssef & Associates, (11) Retrofit System Proposal, Arrowhead Village Parking Structure, dated January 30, 2002, prepared by Seneca Structural Engineering, (12) Letter from Seneca Structural Engineering dated January 29, 2002 regarding the existing system capacity estimate for the parking structure. Specifically, Purchaser acknowledges (i) the deficient condition of the seawall, (ii) the corrosion and possible compromising of the post-tension cables in the parking structure, (iii) other damage to the rebar and concrete in the parking structure, (iv) the difficulty encountered in removing and replacing the post-tension cables, (v) the potential need to install an external post-tension cable system on the parking structure, (vi) that the parking garage leaks and water has intruded into the structural components of the parking garage, possible


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        compromising the post-tension cables and other structural components,
        (vii) that the parking structure has several large openings which must be barricaded to protect against injury, and (viii) that Seller has been advised to limit the weight load on the parking structure. Accordingly,

        (i) Purchaser hereby waives all warranties of any type or kind whatsoever with respect to the Property, including the seawall and the parking structure, including by way of description but not limitation, those of fitness for a particular purpose and use, tenantability or habitability.

        (ii) Purchaser, on behalf of itself and its members, shareholders, principals, directors, officers, agents and any person or entity claiming by, through or under Purchaser, each hereby fully and irrevocably releases, discharges and waives its rights to recover from Seller, any and all claims that Purchaser may now have or hereafter acquire against Seller for any cost, loss, claim, penalty, fine, lien, judgment, liability, damage, expense, action or cause of action (including, without limitation, attorneys' fees and costs), whether foreseen or unforeseen, direct or indirect, known or unknown, arising from or related to the physical condition of the Property, including, without limitation, the items identified on EXHIBIT H of the Purchase Agreement, the matters described in SECTION 18(c) above, the condition of the seawall and the parking structure and any building code, engineering, construction or seismic deficiencies or defects in the seawall, parking structure or item identified on EXHIBIT H. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any claims arising out of the physical condition of the Property, including, without limitation, that of the Seawall and the parking structure, Purchaser shall not seek recourse, redress or relief from Seller and shall look solely to persons and entities other than Seller for any recourse, redress or relief. With respect to the release set forth herein relating to unknown and unsuspected claims, Purchaser hereby acknowledges that such waiver and release is made with the advice of counsel and with full knowledge and understanding of the consequences and effects of such waiver, and that such waiver is made with the full knowledge, understanding and agreement that California Civil Code Section 1542 provides as follows, and that the protection afforded by said Code
        Section is hereby waived:

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        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
        KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        Upon consummation of the Closing, the foregoing release shall be deemed to be restated and made again as of the Closing Date and shall survive the Closing."

     9. Section 20(a) is revised to include the following after clause (vii):

             "(viii) any claim filed by Coldwell Banker Sky Ridge Realty relating to its assertion that Seller's refusal to permit it to maintain buyer's guide display boxes on the Property is a violation of its First Amendment rights, (ix) any claim filed by Richard Lowe relating to a slip-and-fall injury that occurred on December 15, 2001, (x) any claim filed by Cesar Gonzalez relating to a slip-and-fall injury that occurred on January 29, 2002 and (xi) MR. G'S, INC. V. BPP/ARROWHEAD, L.P., et al, Case No. SCVSS086278, Superior Court, Orange County, California. None of the foregoing lawsuits is a Material Lawsuit."

     10. The last sentence of Section 20(a) is amended and restated as follows:

        "Purchaser shall indemnify, defend and hold harmless Seller and its shareholders, directors, officers, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the "INDEMNIFIED SELLER PERSONS") from and against any claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses (collectively, "LOSSES") incurred or suffered by any Indemnified Seller Person that results from, relates to or arises out of
        (x) events occurring from and after the Closing Date, including, without limitation, liability for overcharging pass-through expenses for the period from and after Closing, (y) the physical condition of the Property, including, without limitation, that of the seawall and the parking garage."

     11. Exhibit H to the Purchase Agreement is deleted in its entirety.



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     12. Except as otherwise set forth herein, the Purchase Agreement (i) shall remain unmodified, in full force and effect and enforceable in accordance with its terms, and (ii) is hereby ratified and reaffirmed in each and every respect."

     13. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page. In order to facilitate and expedite execution of this Amendment, the parties hereto may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts will serve as originals.

     14. Burnham Pacific Properties, Inc. has executed this Amendment for the purpose of memorializing that it shall be secondarily liable for the performance of the obligations of Seller set forth in Section 20(a) of the Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


SELLER:                                  BPP/ARROWHEAD, L.P.,
                                         a Delaware limited partnership

                                         By: BPP/Arrowhead, Inc.
                                             a Delaware corporation,
                                             its General Partner


                                             By: /S/ MICHAEL L. RUBIN
                                                --------------------------
                                             Name: Michael L. Rubin
                                             Its: Senior Vice President


                                             By: /S/ MARC T. ARTINO
                                                --------------------------
                                             Name: Marc T. Artino
                                             Its: Senior Vice President


PURCHASER:                               LAV, LLC,
                                         a Delaware limited liability company

                                         By: Verges-Platt Manager, Inc.,
                                             a Delaware corporation,
                                             Its Managing Member

                                             By: /S/ DANIEL B. PLATT
                                                -------------------------------
                                                Name:    Daniel B. Platt
                                                Its: Chief Financial Officer


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BURNHAM:                         BURNHAM PACIFIC PROPERTIES, INC.,
                                 a Maryland corporation

                                 By: /S/ MICHAEL L. RUBIN
                                    -----------------------------
                                    Name: Michael L. Rubin
                                    Its: Senior Vice President


                                 By: /S/ MARC T. ARTINO
                                    -----------------------------------
                                    Name: Marc T. Artino
                                    Its: Senior Vice President




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